Exhibit 99
                                Selected Information
                       Relating to Series 1994-1 Certificates,
                      Series 1995-1 Certificates, Series 1996-1
                    Certificates, Series 1996-2 Certificates, and
                           Series 1997-1 Certificates from
                         January 1, 1997 through June 30, 1997
                        ----------------------------------------

            Series 1992-2    Series 1994-1    Series 1995-1    Series 1996-1    Series 1996-2     Series 1997-1
            7 3/8% Auto      Floating Rate    6.50% Auto       5.50% Auto       Floating Rate     Floating Rate
            Loan Asset       Loan Asset       Loan Asset       Loan Asset       Loan Asset        Loan Asset
            Backed           Backed           Backed           Backed           Backed            Backed
            Certificates     Certificates     Certificates     Certificates     Certificates      Certificates
            ------------     ------------     ------------     ------------     -------------     -------------





Interest
Paid       $ 17,208,333.32  $ 29,807,433.87  $ 32,638,888.91  $ 21,636,111.13  $ 27,576,833.36    $  6,588,541.66

Servicing
Fee Paid   $  1,633,333.33  $  4,999,999.98  $  4,999,999.98  $  4,000,000.02  $  4,800,000.00    $  1,104,166.67









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